Exhibit 10.4

ADTRAN HOLDINGS, INC.

T. STanton PERFORMANCE SHARES AGREEMENT

This Performance Shares Agreement (this “Agreement”) sets forth the specified terms of ADTRAN Holdings, Inc.’s grant of the number of Restricted Stock Units (“Performance Shares”) as it set forth in the Morgan Stanley StockPlan Connect (the “Portal”) to the applicable grantee named in the Portal (the “Participant”) pursuant to the ADTRAN Holdings, Inc. 2024 Employee Stock Incentive Plan (the “Plan”) as of the date of grant set forth in the Portal (the “Date of Grant”). Unless otherwise specified, all capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Plan.

“Performance Period”: The period beginning on _____ and ending on ______ (the “Performance Period”).

Vesting and Delivery of Performance Shares: Performance Shares shall become vested and earned pursuant to this Agreement at the target level of Adjusted EBIT (as defined below) during the Performance Period. The Adjusted EBIT target in _____of $_____ is required to achieve the target award. The threshold for any Performance Share award is Adjusted EBIT of $_____. If the Adjusted EBIT targets are achieved per the table below at the end of the Performance Period, then the number of Performance Shares that shall become vested and earned pursuant to this Agreement shall be determined pursuant to the table below. For actual performance of Adjusted EBIT which falls between the specified amounts in the table below, target percentage achievement will be interpolated between the achievement levels.

% of Target Achieved	Adjusted EBIT	% of Target Bonus
_____%	$_____	_____%
_____%	$_____	_____%
_____%	$_____	_____%
_____%	$_____ or greater	_____%

One share of the Company’s Common Stock shall be delivered to the Participant for every “Earned and Vested Performance Share.” The Company will issue shares of Common Stock to the Participant as soon as administratively practicable following the date the Performance Shares have been determined to have been vested and earned (which shall be as soon as practicable following the release of the Company’s Form 10-K for the last year of the Performance Period), and in any case no later than 15 days following the filing of the Form 10-K with the SEC; provided, however, if any law or regulation requires the Company to take any action (including, but not limited to, the filing of a registration statement under the Securities Act and causing such registration statement to become effective) with respect to such shares of Common Stock before the delivery thereof, then the date of delivery of the shares shall be extended for the period necessary to take such action, to the maximum extent permitted by Section 409A of the Code. Except as specifically set forth herein, as specified by the terms of a written employment agreement between the Company and the Participant, or as otherwise approved by the Committee, the Performance Shares shall be forfeited without payment of any consideration in the event the Participant incurs a Separation from Service for any reason prior to the end of the Performance Period.

For purposes of this Agreement, “Adjusted EBIT”is synonymous with the Company’s non-GAAP operating income. Using the Company’s audited financial results, it is the calculated earnings before interest and taxes adjusted for restructuring expenses; acquisition-related expenses, amortizations, and adjustments; stock-based compensation expense; amortization of actuarial pension losses, the impact of equity market changes on deferred compensation expenses; non-operating income; and any other non-GAAP exclusions adopted by the Company.

The Participant is a party to that certain Employment Agreement, dated July 13, 2022, by and between Thomas R. Stanton and ADTRAN Holdings, Inc., as amended (the “Employment Agreement”). In the event that the Participant incurs a Separation from Service, the treatment of the Performance Shares shall be governed by the Employment Agreement. In the event that the Participant earns any Performance Shares upon Separation from Service, one share of the Company’s Common Stock shall be issued to the Participant for every earned Performance Share as soon as administratively possible following such Separation from Service.

Change of Control: In the event of a Separation from Service following a Change of Control, the treatment of the Performance Shares shall be governed by the Employment Agreement. The Performance Shares granted herein shall not vest upon a Change of Control in the absence of a Separation from Service except as may be approved by the Committee.

Dividend Credits: The Participant shall receive dividend credits upon the Company’s payment of cash dividends for its Common Stock during the Performance Period, if applicable, as follows:

(1) The Participant shall receive dividend credits on the unvested portion of the original number of Performance Shares awarded on the Date of Grant (“Original Performance Shares”), with the amount of such dividend credits credited to the Participant in the form of additional unvested Performance Shares, as calculated pursuant to the Plan.

(2) The Participant’s Performance Shares attributable to any dividend credits will be vested and earned in accordance with the schedule of the Original Performance Shares (as described above).

Designation of Beneficiary: The Participant hereby designates the following individual as the beneficiary of this Agreement:

Participant Name: __________________________________

Beneficiary Name: __________________________________

Address: __________________________________

Relationship: __________________________________

To complete this beneficiary designation, this Agreement should be printed, the information above should then be completed, and the Agreement should then be emailed to ______ at ________. The Participant may modify this designation of beneficiary only in accordance with the terms and provisions of the Plan. If no beneficiary is designated, then except as may be provided in the Plan, any benefits due hereunder following the death of the Participant will be paid to the Participant’s estate.

The Performance Shares are granted pursuant to and are subject to the terms of the Plan. The Participant has received a copy of the Plan’s prospectus, including a copy of the Plan. The Award’s Date of Grant is deemed to be the date that such Award is approved by the Committee, which date is reflected in the Portal. The Participant is deemed to have accepted this Award unless he or she expressly elects to reject the Award by notifying Human Resources within 30 days of receiving a notice in the portal that the Award has been granted. In the event of any conflict between the terms of this Agreement and the terms of the Employment Agreement with respect to the impact of a Separation from Service on this Award, the terms of the Employment Agreement shall control. Furthermore, the Employment Agreement shall be considered part of this Agreement (and therefore an Award Agreement) for purposes of the Plan and shall be considered approved by the Committee for purposes of the Plan.

If there are any questions regarding this Agreement or the Performance Shares, please refer to the Plan or contact ______ at _______.

ADTRAN HOLDINGS, INC.

By: [Name of Officer]

Title: ______________

APPENDIX A

PERFORMANCE MEASURES AND VESTING

Award Calculation

Performance Shares shall become vested and earned based on the performance measure of the Adjusted EBIT achieved per audited results during the performance period. “Adjusted EBIT” is synonymous with the Company’s non-GAAP operating income. Using the Company’s audited financial results, it is the calculated earnings before interest and taxes adjusted for restructuring expenses; acquisition-related expenses, amortizations, and adjustments; stock-based compensation expense; amortization of actuarial pension losses, the impact of equity market changes on deferred compensation expenses; non-operating income; and any other non-GAAP exclusions adopted by the Company.

The impact of a significant acquisition of the assets or stock of another business enterprise will be excluded from the audited results for purposes of determining the achievement of the performance measures and the related performance award.

Target and Minimum

The target is Adjusted EBIT of $_____ with a minimum threshold of $_____. Awards will vest according to the table below, based on Adjusted EBIT in _____, the final year of the plan period. For actual performance of Adjusted EBIT which falls between the specified amounts in the table below, target percentage achievement will be interpolated between the achievement levels. If the target value of $_____ is achieved at the end of _____, the award achievement will lock-in for a minimum payment at the _____% of target level, with the vesting schedule unchanged.

Vesting of Performance Shares – Calculation

Total Company Adjusted EBIT
% of Target Achieved	Adjusted EBIT	% of Target Bonus
_____%	$_____	_____%
_____%	$_____	_____%
_____%	$_____	_____%
_____%	$_____ or greater	_____%